PURCHASE AGREEMENT



               THIS AGREEMENT is made this 28th day of May, 1997, by and among ACME TELEVISION LICENSES OF TENNESSEE, LLC ("ATLT"), a limited liability company organized and existing under the laws of the State of Tennessee, and ACME TELEVISION OF TENNESSEE, LLC ("ATT"), a limited liability company organized and existing under the laws of the State of Tennessee (with ATLT and ATT collectively referred to as "Purchaser"), and C.W. TV, INC. ("CWTV"), A FLORIDA CORPORATION AND THE GENERAL PARTNER OF CROSSVILLE TV LIMITED PARTNERSHIP (THE "PARTNERSHIP"), A FLORIDA LIMITED PARTNERSHIP; LAURA L. PHIPPS; NANCY P. PHIPPS; JENNIFER P. MITCHELL; LISA P. RICHARDSON; GAVIN B. S. PHIPPS; COLIN S. PHIPPS, CUSTODIAN FOR KEEGAN S. PHIPPS, A MINOR; IAN J. PHIPPS; THE COSBY TRUST U/A DATED 10/18/95, RAYMOND E. LACY, TRUSTEE; THE TAYLOR TRUST U/A DATED 10/18/95, RAYMOND E. LACY, TRUSTEE; RYAN DENNIS BOYLE IRREVOCABLE TRUST U/A DATED JANUARY 18, 1996, DENNIS O. BOYLE, TRUSTEE; ELIZABETH ANN BOYLE IRREVOCABLE TRUST U/A DATED JANUARY 18, 1996, DENNIS O. BOYLE, TRUSTEE; RANDALL B. LANE IRREVOCABLE TRUST U/A DATED JANUARY 18, 1996, W. H. LANE, TRUSTEE; AND SUZANNE R. LANE IRREVOCABLE TRUST U/A DATED JANUARY 18, 1996, W. H. LANE, TRUSTEE (with all of the foregoing except the Partnership collectively referred to herein as "Sellers"), and the PARTNERSHIP.

               The parties hereto have agreed that it is in their mutual best interests for Purchaser to purchase from Sellers all of the general and limited partnership interests in the Partnership on terms and conditions set forth herein. The parties hereto desire to make this Agreement for the purpose of setting forth those terms and conditions, including certain representations, warranties and covenants to be made in connection with the aforesaid purchase and sale of such partnership interests.

               THEREFORE,   in  consideration  of  the  mutual  representations,
warranties and covenants contained herein, the parties hereto have agreed and do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               The following terms used in this Agreement shall have the meanings set forth below:

               1.01 AFFILIATE - Any person, firm, corporation, partnership or association controlling, controlled by or under common control with another person, firm, corporation, partnership or association.

               1.02  CLOSING -  The closing referred to in Section 2.02 hereof.

               1.03 CLOSING DATE - The date referred to in Section 2.02 hereof.

               1.04  CODE -  The Internal Revenue Code of 1986, as amended.

               1.05  FCC OR COMMISSION.  The Federal Communications Commission.

               1.06 FCC LICENSES. Any and all licenses, permits and other authorizations issued by the FCC to or held by the

Partnership with respect to the Station, as well as any and all applications for modification, extension or renewal thereof.

               1.07 FINANCIAL STATEMENTS - The Financial Statements of the Partnership described in Section 5.03 hereof.

               1.08  GENERAL PARTNER -  C.W. TV, Inc., a Florida corporation.

               1.09  PARTNER - A general or limited partner in the Partnership.

               1.10  PARTNERSHIP   AGREEMENT  -  The  Partnership  Agreement  of
Crossville TV Limited Partnership dated July 12, 1995, as amended by a First Amendment dated October 19, 1995.

               1.11 PARTNERSHIP INTEREST - All of a Partner's right, title and interest in and to the Partnership.

               1.12 SCHEDULES - Those Schedules referred to in Article III, IV and V hereof.

               1.13 STATION - Television station WINT-TV, Crossville, Tennessee.

               1.14 STATION ASSETS. All of the Partnership's right, title and interest in property, real and personal, tangible and intangible, and used or useful in the operation of the Station, including but not limited to the FCC Licenses, together with any improvements, replacements, additions or modifications thereto between the date of this Agreement and the Closing Date.

               1.15  UNDISCLOSED   LIABILITIES  -  Any  material   liability  or
obligation of the Partnership, whether liquidated or contingent, as of the Closing Date that is not fully reflected or reserved against in the Financial Statements or fully disclosed in a Schedule.

                                   ARTICLE II

                 PURCHASE AND SALE OF THE PARTNERSHIP INTERESTS

               2.01 AGREEMENT TO SELL. For the consideration hereinafter provided and subject to the terms and conditions herein set forth, on the Closing Date each of the Sellers shall sell, assign and deliver to Purchaser, and Purchaser shall purchase and acquire from such Seller, all of his or her Partnership Interests. At the Closing each Seller shall cause to be delivered to Purchaser assignments of his or her Partnership Interests.

               2.02 CLOSING. The closing of the purchase and sale of the Partnership Interests and payment of the Purchase Price shall take place at the offices of the Partnership in Tallahassee, Florida on a date set by Purchaser within ten (10) business days after the consent of the Federal Communications Commission ("FCC") to the transfer of control of the FCC Licenses has become a Final Order (meaning an order which is no longer subject to judicial or administrative review); provided that waiver of such Final Order requirement may be made in the sole discretion of Purchaser) or at such other time and place as shall be mutually agreeable to the parties hereto.

                                   ARTICLE III

                                 PURCHASE PRICE

               3.01 PURCHASE PRICE. The total Purchase Price for the acquisition of the Partnership Interests from the Sellers shall be (i) Thirteen Million Two Hundred Thousand Dollars ($13,200,000) PLUS (ii) an amount equal to the total of all liabilities incurred or amounts paid by the Partnership after January 7, 1997 (and projected on Schedule 3.01 hereto or otherwise agreed between the General Partner (acting on behalf of Sellers) and Purchaser) in connection with the contracts and invoices for construction of the Station and any improvements thereto set forth in Schedule 3.01 hereto (collectively, the "Tower Project"), including, without limitation, the broadcasting tower, antenna and transmitting facilities.

               3.02 PAYMENT OF PURCHASE PRICE. At the Closing, Purchaser shall pay and deliver the Purchase Price to the Escrow Agent named in the Escrow Agreement, which the parties will execute contemporaneously with the execution of this Agreement and which will be in the form of Exhibit A attached hereto, in cash or by wire transfer, reduced by the amount of the Escrow Deposit (as hereinafter defined) and other adjustments provided for in this Agreement. The Escrow Agent shall transfer on the Closing Date, pay by bank charge or wire transfer, to each of the Sellers the pro rata amount of the Purchase Price due each Seller in accordance with Schedule 3.02, less a pro rata reduction for the Post-Closing Escrow Deposit (as hereinafter defined) and the aforementioned adjustments. Notwithstanding the foregoing provisions, the Escrow Agent shall pay to the General Partner or such other creditors of the Partnership (other than Purchaser) such amounts as may be necessary to pay off the liabilities of the Partnership (as approved by the Sellers and Purchaser) other than the Tower Project costs identified in
Schedule 3.01 and such amounts shall be deducted on a pro rata basis from the amount to be paid to each Seller.

               3.03 DEPOSIT. The parties hereby confirm that simultaneously with the execution and delivery of this Agreement, Purchaser has deposited with the Escrow Agent the sum of Six Hundred Sixty Thousand Dollars ($660,000) (the "Escrow Deposit") to be applied as provided herein and in the Escrow Agreement among the Escrow Agent, Purchaser, Sellers, and the Partnership. In the event of a termination of this Agreement, the Escrow Deposit shall be paid to the Sellers or Purchaser as provided in Section 11.03 below. The parties agree to give joint written instructions to the Escrow Agent in accordance with the provisions of this Agreement.

               3.04 DELIVERY OF THE PARTNERSHIP INTERESTS. Within five (5) business days after the execution of this Agreement, each Seller shall deliver to the Escrow Agent a duly executed assignment of such Seller's Partnership Interest in the form set forth in the Escrow Agreement. The Escrow Agent shall hold the Sellers' assignments for delivery to Purchaser at the Closing, or, upon termination of this Agreement, for return to the Sellers. Upon receipt of the Purchase Price from Purchaser less the Escrow Deposit and any adjustments specified herein, the

Escrow Agent shall thereupon deliver the assignments of the Partnership Interests and irrevocable powers of attorney to Purchaser.

               3.05 THE POST-CLOSING ESCROW. At Closing, the Escrow Agent shall retain $2,000,000 of the Purchase Price (the "Post- Closing Escrow Deposit"), which shall be held, managed and distributed in accordance with this Agreement and pursuant to the terms and conditions of the Escrow Agreement in the form annexed hereto as Exhibit A. The Post-Closing Escrow Deposit shall be held for the purpose of satisfying any of the Sellers' or Partnership's indemnification obligations hereunder for twenty-four (24) months; provided, that (i) if Sellers have received timely written notice of a Claim for indemnification by Purchaser prior to the expiration of the twenty-four (24) month period, the amount of the Claim shall continue to be held in escrow until the final arbitration decision resolving the Claim or final settlement or adjudication of the Claim, at which time any portion of the Post-Closing Escrow Deposit which is not required to be paid to Purchaser shall then be distributed to Sellers (pro rata as set forth in Schedule 3.02); (ii) one-half (1/2) the Post-Closing Escrow Deposit (less the amount of any Claim made by Purchaser) shall be released to Sellers twelve (12) months from the Closing Date; (iii) any Seller hereunder shall have recourse only to other Sellers in the event any or all of the Post-Closing Escrow Deposit is paid to Purchaser in discharge of an individual Seller or Sellers' liability hereunder; and (iv) accrued interest on the Post-Closing Escrow Deposit shall at all times belong to and be paid to Sellers.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

               Each Seller severally, but not jointly, and on its own behalf and not on behalf of any other Seller, hereby represents and warrants to Purchaser as follows:

               4.01 TITLE TO PARTNERSHIP INTERESTS. Each Seller is a partner in the Partnership and is the owner of all right, title and interest in and to that percentage of Partnership Interests set forth next to the Seller's name on
Schedule 3.02, free and clear of any and all claims, liens and encumbrances of any kind or nature, except as set forth in Schedule 4.01 and except for restrictions expressly set forth in the Partnership Agreement; provided that all of the foregoing restrictions shall have been either waived or satisfied prior to Closing.

               4.02 CAPACITY AND VALIDITY. Each Seller has the full power, capacity and authority necessary to enter into and perform its obligations under this Agreement. This Agreement constitutes the valid and binding obligation of each Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally, or as may be modified by a court of equity in an action for specific performance. Neither the execution and delivery of this Agreement by such Seller nor the consummation of the transactions contemplated hereby will violate any provisions of any law, or any regulation, policy or order of any court or any governmental unit to which such Seller is subject, nor will such execution, delivery or consummation conflict with, result in a breach of or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which such Seller is a party or by which such Seller is bound, or result in the creation of any lien, charge or encumbrance upon such Seller's Partnership Interest.

               4.03 ORGANIZATION. Each Seller that is listed as a trust is a trust duly created and validly existing under the laws of the state set forth in its organizing trust instrument, with the power and authority to own and operate its assets, to enter into this Agreement, and to fulfill each and every obligation of such Seller under this Agreement.

               4.04 LITIGATION. No Seller is a party to any, or has any knowledge of any threatened, litigation (i) by which any third party asserts an interest in the Seller's Partnership Interest or (ii) which seeks to or would otherwise impair or prevent Seller's conveyance of that Seller's Partnership Interest to Purchaser.

               4.05 COMPLIANCE WITH APPLICABLE SECURITY LAWS. The Partnership Interests to be conveyed to Purchaser hereunder are intended to be conveyed by each Seller pursuant to a valid exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and in compliance with all applicable federal and state securities laws, regulations and policies.

               4.06  INSOLVENCY.  No insolvency  proceedings  of any  character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Seller or the Seller's Partnership Interest, is pending or, to the best of the Seller's knowledge, threatened, and except for the partnership interest pledge set forth in Schedule 4.01, the Seller has not made any assignment for the benefit of creditors, nor taken any actions with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

               The Partnership and the General Partner jointly and severally represent and warrant to Purchaser as follows:

               5.01 ORGANIZATION OF PARTNERSHIP. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida. The Partnership has all requisite partnership power and authority to carry on its business, to own, hold, lease or operate the Station Assets and its other properties. The Partnership is duly qualified to do business and is in good standing in the State of Tennessee. Schedule 3.02 sets forth the names, addresses and Partnership Interests of each Partner. A true and correct copy of the Partnership Agreement, with all amendments thereto, and the Certificate of Limited Partnership, is attached hereto in Schedule 5.01.

               5.02 ORGANIZATION OF GENERAL PARTNER. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. All of the issued and outstanding shares of common stock of the General Partner are owned by Cynthia P. Willis, a Florida resident.

               5.03  FINANCIAL STATEMENTS.

                      (a) Annexed hereto in Schedule 5.03 are unaudited financial statements and an unaudited balance sheet for the calendar year 1996 and for the month ending March 31, 1997 (the "Financial Statements"). The Financial Statements fairly present in all material respects the Partnership's financial income, expenses, assets, liabilities, and the results of operations of the Station as of the dates and for the periods indicated. Except for costs and liabilities associated with the Tower Project, no event has occurred that would make such Financial Statements inaccurate or misleading in any material respect.

                      (b) Except as disclosed on the Financial Statements or in the Schedules, there exist no material liabilities of the Partnership, contingent or absolute, matured or unmatured, known or unknown. Except for expenses incurred in connection with the Tower Project and except as disclosed in the Schedules, since March 31, 1997, (i) the Partnership has not incurred any material obligation or liability (contingent or otherwise), (ii) there has not been any discharge or satisfaction of any material obligation or liability owed to the Partnership, and (iii) there has not occurred any sale of the Station Assets except those non-material assets disposed of in the ordinary course of business.

               5.04 TAXES. The Partnership has timely filed with all appropriate governmental authorities any and all federal, state, commonwealth, local, and other tax or information returns and tax reports (including, but not limited to, those for any income tax, unemployment compensation, Social Security, payroll, sales and use, profit, excise, privilege, occupation, property, ad valorem, franchise, license, school and any other tax under the laws of the United States or of any state or any commonwealth or any municipal entity or of any political subdivision with valid taxing authority) due for all periods ended on or before the date hereof. The Partnership has paid in full all federal, state, commonwealth, foreign, local and other governmental taxes, estimated taxes, interest, penalties, assessment and deficiencies (collectively, "Taxes") which have become due pursuant to such returns or without returns or pursuant to any assessments received by the Partnership. Such returns and forms are true, correct and complete in all material respects, and, to the knowledge of the General Partner and the Partnership, the Partnership has no liability for any Taxes in excess of the Taxes shown on such returns. The Partnership is not a party to any pending action or proceeding and, to the knowledge of the General Partner and the Partnership, there is no action or proceeding threatened by any governmental authority against the General Partner of the Partnership for assessment or collection of any Taxes, and no unresolved claim for assessment or collection of any Taxes has been asserted against the General Partner or the Partnership.

               5.05  PERSONAL PROPERTY.

                     (a) Schedule 5.05(a) contains a true and correct copy of all material machinery, vehicles, equipment and other personal property (the "Personal Property") owned by the Partnership. The Partnership has good and marketable title to all of the Personal Property, free and clear of all liens, claims, charges, security interests and other encumbrances of any kind or nature, except as disclosed on Schedule 5.05(a). The material Station Assets, including without limitation any and all studio equipment, satellite receiving antennas, transmitters, studio-transmitter links, transmission lines and broadcast antennas, wherever located, meet all government requirements and are sufficient to enable the Partnership to operate the Station as presently operated in accordance with the FCC Licenses.

                     (b) Schedule 5.05(b) contains a list of all material leases (the "Operating Leases") for machinery, vehicles, equipment and personal property used or employed by the Partnership, including expiration dates, terms, details or purchase options, if any, and, with respect to any personal property subject to a security interest or similar agreement, details thereof, together with copies of such instruments. Each of the Operating Leases is in full force and effect, and there are no existing defaults or events of default, real or claimed, or events which would, with notice or lapse of time or both, constitute defaults, the consequence of which, individually or in the aggregate, would have a material adverse effect on the Station Assets or the business or financial condition of the Partnership.

               5.06  REAL PROPERTY.

                     (a) The Partnership does not own any real property.

                     (b) Schedule 5.06(b) contains a true and correct copy of all leases (the "Real Estate Leases") for real property leased to the Partnership. Each Real Estate Lease is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which would, with notice or lapse of time or both, constitute a material default.

                     (c) All improvements on the real estate owned by, leased to or used by the Partnership are in material compliance with all applicable federal, state and local laws, regulations and policies, including but not limited to zoning and building ordinances and health and safety ordinances.

               5.07 PATENTS AND TRADEMARKS. Schedule 5.07 lists all trade names, trademarks, trade styles and service marks licensed to, held by or lawfully used by the Partnership in the conduct of its business at any time since formation of the Partnership. The Partnership has not received notice that its use of any such trade names, trademarks, trade styles or service marks violates or infringes upon any rights claimed therein by third parties. The Partnership does not own or have rights as licensee in any patents or patent applications, and the Partnership has not received notice that its operations violate or infringe upon any claims of any patent or patent application owned or held by any third party.

               5.08 INSURANCE. Schedule 5.08 contains a summary of all policies of fire, liability and other forms of insurance owned or held by the Partnership or in which the Partnership is a named insured. The Partnership is not in default regarding the provisions of any such policy and has not failed to give any notice or present any material claim thereunder in due and timely fashion.

               5.09 NO DEFAULTS. Neither the execution and delivery by the Partnership of this Agreement nor the consummation by the Partnership of the transactions contemplated herein are events that, by themselves or with the giving of notice or the passage of time or both, constitute a material violation or of will materially conflict with or result in any material breach of or any material default under (a) the terms, conditions, or provisions of any arbitration award, judgment, law, order, decree, writ, governmental policy or regulation to which the Partnership is subject, (b) the Partnership Agreement or other organizational documents of the Partnership, or (c) any agreement or instrument to which the Partnership is a party or by which the Partnership is bound, or result in the creation or imposition of any lien, charge, or encumbrance on any of the Station Assets or other properties of the Partnership.

               5.10 LITIGATION. Except as disclosed in Schedule 5.10, the Partnership has not been operating under and is not subject to, or in default with respect to, any order, judgment, writ, injunction, decree of any court or any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, foreign or domestic, which has had or could reasonably be expected to have a material adverse effect on the Station Assets or the manner in which the Partnership currently operates the Station. Except as disclosed in Schedule 5.10, there is no litigation, arbitration, dispute, proceeding or investigation ("Litigation") pending by or against, or, to the best of the General Partner's and the Partnership's knowledge, threatened against the Station or the Partnership which relates to or affects the Station Assets or the business of the Partnership and which materially interferes or could reasonably be expected materially to interfere with the Partnership's (a) right, title to, or interest in the Partnership or the Station Assets, (b) operation of the Station, or (c) ability to consummate the transactions contemplated by this Agreement.

               5.11 COMPLIANCE WITH LAWS. Except as disclosed in Schedule 5.11, neither the General Partner nor the Partnership has failed to comply in any material respect with, or is in default in any material respect under, any laws, ordinances, requirements, regulations, policies, or orders applicable to the Partnership, the Station Assets, or the Partnership's business.

               5.12  LABOR MATTERS.  The Partnership has no employees.

               5.13  CONTRACTS AND COMMITMENTS.

                     (a) Schedule 5.13 contains a true and accurate copy, or in the case of oral contracts, an accurate description of all material terms of all material contracts or commitments to which the Partnership is a party or by which the Partnership benefits or is bound, and which are not provided in any other Schedule.

                     (b) Each of the contracts listed in Schedule 5.13 is in full force and effect, and there are no material existing defaults or events of default, real or claimed, or events which would, with notice or lapse of time or both, constitute material defaults. Except as reflected in Schedule 5.13, the continuation, validity and effectiveness of such contracts, and all other material terms thereof, will in no way be affected by the transactions contemplated by this Agreement.

               5.14 POWER OF ATTORNEY. Neither the General Partner nor the Partnership has given any power of attorney regarding its business, properties and assets except for powers given to John H. Phipps Ventures, Inc. as "Partnership Administrator" in accordance with the Partnership Agreement. A true copy of such Designation of Partnership Administrator is attached hereto as
Schedule 5.14.

               5.15  AUTHORITY.  Except  for  restrictions  on the  transfer  of
Partnership   Interests  set  forth  in  the  Partnership

Agreement and other restrictions described in any Schedule to this Agreement, all of which will be removed or satisfied prior to Closing, neither the execution and delivery of this Agreement by the Partnership nor the consummation of the transactions contemplated hereby will violate any provisions of the Partnership Agreement, any law, or any regulation, policy or order of any court or any governmental unit to which the Partnership is subject, nor will such execution, delivery or consummation conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which the Partnership is a party or by which it is bound, or result in the creation of any lien, charge or encumbrance upon any of the Partnership's assets or properties.

               5.16 BANKS. Schedule 5.16 lists all banks or other financial institutions with which the Partnership has an account and the account numbers thereof and names of persons authorized to act in connection therewith.

               5.17 GOVERNMENTAL AUTHORIZATIONS. The Partnership is the holder of licenses and other authorizations from governmental authorities, set forth in
Schedule 5.17, true copies of which are included in Schedule 5.17. Each of such licenses and other authorizations are in full force and effect. The FCC Licenses and the Determinations of No Hazard to Air Navigation by the Federal Aviation Administration ("FAA") constitute all of the licenses and other authorizations required under the Communications Act of 1934, as amended (the "Act"), and the current rules, regulations, and policies of the FCC for the operation of the Station as currently conducted and for construction of the tower as specified in file number BPCT-960118KF. The FCC Licenses authorize the operation of the Station for the license term expiring on August 1, 1997. Except as set forth in
Schedule 5.17, the Partnership has filed with the FCC all material applications, reports and other disclosures required by the Act and by FCC rules and policies. As of the date of this Agreement, there is not pending or, to the best of the Partnership's knowledge, threatened, any petition, complaint, objection (whether formal or informal), order to show cause, investigation, or other action by or before the FCC or any court to revoke, cancel, rescind, modify or refuse to renew any of the FCC Licenses, or which would otherwise have a material adverse impact on the operation of the Station or the construction of the tower as specified in file number BPCT-960118KF. Other than proceedings of general applicability to the broadcasting industry, to the best of the General Partner's or Partnership's knowledge there is not now pending or threatened any other petition, complaint, objection (whether formal or informal), investigation, order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or other proceeding by or before the FCC or any court against the Partnership with respect to any matter affecting the Station. Except as is set forth in Schedule 5.17, the Station is operating in material compliance with the FCC Licenses, the Act, and the rules, regulations and policies of the FCC and the FAA, and the Station's signal coverage is not subject to any interference which materially impairs the reception of its signal within the Station's Grade A or Grade B contours. Except as is set forth in Schedule 5.17, neither the General Partner nor the Partnership knows of any reason why the Partnership's FCC Licenses would not be renewed for a full term in due course without modification.

               5.18 ENVIRONMENTAL. Except as disclosed in Schedule 5.18, no hazardous or toxic waste, substance, material or pollutant (collectively "Hazardous Waste"), as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.6901 et seq., the Clean Water Act, as amended, 42 U.S.C. ss.1251 ET SEQ., the Clean Air Act, as amended, 42 U.S.C. ss.7401 ET SEQ. or any other applicable federal, state or local law, or any regulations or policies adopted pursuant to such laws (the foregoing laws, regulations and policies collectively referred to herein as the "Environmental Laws") has been released, emitted or discharged by the Partnership or, to the General Partner's or Partnership's knowledge, is currently located in or on the Station Assets or in, on or under the real property on which any of the Station Assets are situated in violation of any Environmental Laws. The Station Assets and Partnership's use thereof are not in material violation of any Environmental Laws, including but not limited to FCC rules, policies and guidelines concerning RF radiation. The Partnership has not received any notice, summons, citation, directive, letter or other communication, written or oral, from the United States, the State of Tennessee, or any other party concerning any intentional or unintentional action or omission on the part of the Partnership or any other party which resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leeching, dumping, or disposing of Hazardous Waste on, above or under Station Assets owned or used by the Partnership in operation of the Station.

               5.19 BROKERS. There is no broker or finder or other person who would, as a result of any agreement of or action taken by the General Partner or the Partnership, have any valid claim against any of the parties to this Agreement for a commission or brokerage fee in connection with this Agreement or the transactions contemplated herein.

               5.20 PARTNERSHIP ACTION. All Partnership actions and proceedings necessary to be taken by or on the part of the Partnership in connection with the transactions contemplated by this Agreement and necessary to make the Agreement effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered by the Partnership and constitutes the valid and binding agreement of Partnership, enforceable in accordance with and subject to its respective terms, except as enforceability may be limited by laws affecting the enforcement of creditor rights or equitable principles generally.

               5.21  INSOLVENCY.  No insolvency  proceedings  of any  character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Partnership or any of the Station Assets is pending or, to the best of the General Partner's or the Partnership's knowledge, threatened, and the Partnership has not been made any assignment for the benefit of creditors, nor taken any actions with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

               5.22 CABLE CARRIAGE. Schedule 5.22 annexed hereto sets forth a correct and complete list of (i) all cable television systems which carry the Station's signal on the date hereof under the FCC's "must carry" rules; and (ii) all cable television systems which carry the Station's signal pursuant to retransmission consent agreements (with copies of such agreements included in the schedule).

               5.23 TRADE, BARTER AND SALES AGREEMENTS. Schedule 5.23 annexed hereto (a) discloses the material terms of any and all trade and barter agreements entered into by the Partnership relating to the Station which are currently in effect or for which a trade or barter obligation remains unsatisfied, and

(b) discloses any sales agreements entered into by the Partnership relating to the Station which have a term longer than thirty (30) days.

               5.24 CERTAIN INTERESTS AND RELATED PARTIES. Except as set forth in Schedule 5.24, (a) neither the General Partner, Partnership Administrator nor any Seller has any material interest in any property used in or pertaining to the Station, nor are any of the foregoing indebted or otherwise obligated to the Partnership; (b) the Partnership is not indebted or otherwise obligated to the General partner, Partnership Administrator or any Seller or others except for amounts due under normal arrangements as to salary or reimbursement of ordinary business expenses not unusual in amount or significance; (c) neither the General Partner nor Partnership Administrator has any interest whatsoever in any corporation, firm, partnership or other business enterprise which has had any business transactions with the Partnership relating to the Station; and (d) no Seller has entered into any contract with the Partnership relating to the Station. Except as set forth in Schedule 5.24, the consummation of the transactions contemplated by this Agreement will not (either alone, or with the occurrence of any termination or constructive termination of any arrangement, or with the lapse of time, or both) result in any benefit or payment (severance or otherwise) arising or becoming due from the Partnership to the General Partner or Partnership Administrator.

               5.25 PARTNERSHIP BOOKS AND RECORDS. Schedule 5.25 annexed hereto identifies any and all material Partnership books of account, Station records, and Partnership records to be delivered to Purchaser at the Closing.

               5.26 COMPLIANCE WITH APPLICABLE SECURITIES LAWS. The Partnership Interests to be conveyed to Purchaser hereunder (a) were offered to the original purchasers of the Partnership Interests and transferred to the Sellers pursuant to valid exemptions from the registration requirements of the Securities Act and in compliance with all applicable state securities laws, regulations, and policies; and (b) are intended to be transferred to Purchaser pursuant to valid exemptions from the registration requirements of the Securities Act and in compliance with all applicable federal and state securities laws, regulations, and policies.

               5.27 PROGRAMMING CONTRACTS. Annexed hereto as Schedule 5.27 are all contracts for programming entered into and in effect at the Station. All such contracts: (a) contain a full indemnity from the program provider relating to the content of the program provided thereunder; and (b) are cancelable on 15 days notice or less, except as set forth on Schedule 5.27.

               5.28 STATION ASSETS. Except as set forth in Schedule 5.28 or any other Schedule to this Agreement, all Station Assets and other property of the Partnership are free and clear of any and all liens, debts, charges, judgments, security interests and other encumbrances of any nature or kind except those specifically permitted under this Agreement.

               5.29 CORRECTNESS OF REPRESENTATIONS. No representation or warranty of the General Partner or Partnership in this Agreement or in any statement, certificate or Schedule furnished by the General Partner or the Partnership pursuant hereof, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not inaccurate or misleading.


                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               The Purchaser represents and warrants to Sellers as follows:

               6.01 ORGANIZATION AND CAPITALIZATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Tennessee. Purchaser has all requisite power and authority to carry on its business, to own, lease or operate its properties and to consummate the transactions contemplated by this Agreement.

               6.02 AUTHORITY. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Purchaser. No further action of any nature is required pursuant to the organizational documents of the Purchaser. This Agreement constitutes the valid and binding obligation of Purchaser, except as may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or as may be modified by a court of equity in an action for specific performance. The execution, delivery and performance of this Agreement will not violate or result in default under any provision of the organizational documents of Purchaser or any material commitment, indenture, license or other obligation to which Purchaser is a party, will not contravene any law, rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental agency applicable to Purchaser.

               6.03 FINANCIAL CAPABILITY. Purchaser has the financial capability to consummate the transactions contemplated by this Agreement.

               6.04  INVESTMENT INTENT.

                     (a) Purchaser is acquiring the Partnership Interests for its own account and for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part.

                     (b) Purchaser acknowledges and agrees that the Partnership Interests may not be sold, transferred or conveyed except pursuant to an effective registration statement under the Securities Act and the rules and regulations promulgated thereunder, and in compliance with all applicable state securities laws, or pursuant to an available exemption from such registration requirements and applicable state securities laws.

                     (c) Purchaser acknowledges that the offer and sale of the Partnership Interests pursuant to this Agreement are intended to be exempt from the registration requirements under the Securities Act.

               6.05 QUALIFICATION AS A LICENSEE. To Purchaser's knowledge, there are no facts relating to Purchaser that, under the Act, or the rules, regulations and policies of the FCC and the FAA, would cause the FCC to deny an application to assign control of the FCC Licenses to Purchaser or impose any condition materially adverse to Purchaser in connection therewith. Purchaser is in compliance with Section 310(b) of the Act.

                                   ARTICLE VII

                      OBLIGATIONS AND COVENANTS OF SELLERS

                     AND THE PARTNERSHIP PENDING THE CLOSING

               7.01 CONDUCT OF THE PARTNERSHIP'S BUSINESS PRIOR TO CLOSING. From the date hereof to the Closing Date, and except (a) as otherwise provided in this Article VII or (b) to the extent that Purchaser shall otherwise consent in writing, the Partnership shall make its best efforts to continue to operate its business in the ordinary course and consistent with past practice, and use its best efforts to (a) preserve intact its goodwill and reputation and to preserve its relationships with persons having business dealings with it, (b) except as set forth in Schedule 5.17, comply with all laws applicable to the conduct of the business of the Partnership the failure of which would result in material injury to the Partnership, and (c) comply in all material respects with all contracts and Real Estate Leases to which the Partnership is a party or by which the Partnership is bound.

               7.02 ACCESS AND INFORMATION. From the date hereof to the Closing Date the Partnership shall afford to Purchaser, its counsel, accountants and other representatives, free and full access to all the offices, properties, books, contracts, commitments and records of the Partnership and shall furnish such persons with all information (including financial and operating data) concerning its affairs as they reasonably may request, including copies and extracts of pertinent records, documents and contracts. The Partnership and the General Partner will cooperate with all reasonable requests with respect to any audit conducted by Purchaser of the Partnership's finances or Station Assets.

               7.03 NOTIFICATION OF CHANGES. Between the date hereof and the Closing Date, the Partnership shall promptly (and in any event within five (5) business days) notify Purchaser of any material adverse change in the business or assets of the Partnership, the institution of or the threat of institution of legal proceedings against the Partnership, or upon becoming aware of any event that would cause or constitute a material breach of any of the representations or warranties of the Partnership.

               7.04 CERTAIN ACTS PROHIBITED. Except for the Tower Project costs and contracts, between the date hereof and the Closing Date the Partnership shall not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld:

                     (a) incur any material liability or encumber or permit the encumbrance of any properties or assets of the Partnership;

                     (b) dispose of or contract to dispose of any property or assets of the Partnership (except those non-material assets consumed or disposed of in the ordinary course of business); or

                     (c) enter into any lease or contract for the purchase, lease or acquisition of real estate or any lease or contract for the purchase, lease or acquisition of personal property (except for non-material personal property needed in the ordinary course of business);

                     (d) enter into any employment agreement or collective bargaining agreement; or

                     (e) make any material change in the insurance policies described in Schedule 5.08.

               7.05 MAINTENANCE OF STATION. The Partnership and the General Partner shall maintain in full force and effect through and including the Closing Date the existing property damage, liability, and other insurance with respect to the Station Assets to cover contingencies that can reasonably be anticipated.

               7.06 FCC APPLICATION. Within ten (10) days after execution of this Agreement, the Partnership and the General Partner shall prepare and provide Purchaser's counsel with the transferor's portion of an appropriate application (the

"Application") with the FCC requesting its written consent to the transfer of control of the FCC Licenses from the Sellers to Purchaser. The Partnership and the General Partner shall diligently take, or cooperate in the taking of, all steps necessary and appropriate to expedite the preparation of the Application and its prosecution to a favorable conclusion. The Partnership and the General Partner will promptly provide Purchaser with a copy of any pleading, order, or other document served on it relating to the Application. The Partnership and the General Partner will use their respective best efforts and otherwise cooperate with Purchaser in responding to any information requested by the FCC related to the Application, in making any amendment to this Agreement requested by the FCC which does not adversely affect the Partnership or Sellers in a material manner, and in defending against any petition, complaint, or objection which may be filed against the Application.

               7.07 CONFIDENTIAL INFORMATION. If the transactions contemplated in this Agreement are not consummated for any reason, neither the General
Partner nor any Seller shall disclose to third parties any information designated as confidential and received from Purchaser or its agents in the course of investigating, negotiating, and consummating the transactions contemplated by this Agreement; provided, that no information shall be deemed to be confidential that (a) becomes publicly known or available other than through disclosure by any Seller or the General Partner; (b) is rightfully received by any Seller or the General Partner from a third party; or (c) is independently developed by any Seller or the General Partner. All originals of all material provided to any Seller or the General Partner by Purchaser or its agents shall be returned to Purchaser and all copies thereof shall be destroyed.

               7.08 CONSUMMATION OF AGREEMENT. The Partnership and the Sellers shall make every reasonable effort to fulfill all conditions to be fulfilled by the Partnership and Sellers, respectively, under this Agreement and make every reasonable effort to cause the transactions contemplated by this Agreement to be fully carried out.

               7.09 CONSENTS. The Partnership and the General Partner shall make every reasonable effort to obtain or cause to be obtained prior to the Closing consents to the change of control of the Partnership contemplated herein of all material contracts and leases included in the Station Assets that require the consent of any third party by reason of the transactions provided for in this Agreement. The Partnership and the General Partner shall use commercially reasonable efforts prior to Closing to obtain the signature of each lessor of a material lease held by the Partnership as lessee to an estoppel certificate which shall set forth, as to such lease: (a) the current term thereof; (b) the number of options to renew such term, and for what additional term; (c) the monthly rent, and that such rent is current; (d) that neither party is in material default thereunder and all material obligations have been performed; and (e) to their knowledge, there is no zoning or similar restriction applicable to the leased property which impairs or would impair lessee's proposed operations or permitted activities on such property.

               7.10 WAIVER OF TRANSFER RESTRICTIONS. Each Seller hereby waives the restrictions in Articles 8, 9 and 11 of the Partnership Agreement with respect to the assignment by all other Sellers of their Partnership Interests as provided in this Agreement and consents to such assignments.

               7.11 DELIVERY OF PARTNERSHIP INTERESTS FREE OF DEBT. At or prior to the Closing, Sellers shall cause the Partnership to pay all of the Partnership's existing debts and liabilities, except for debts and liabilities incurred with respect to the Tower Project referred to in Section 3.01 of this Agreement, which will be assumed and performed in full by Purchaser.

               7.12 DISTRIBUTION OF CASH FROM PARTNERSHIP. At or prior to the Closing, the Sellers shall withdraw all cash and cash equivalents from the Partnership and shall be entitled to any cash prepayments or deposits made on behalf of the Partnership.

               7.13 FINAL TAX RETURN. The Sellers shall cause the Partnership to file a federal and state income tax return for the period beginning January 1, 1997 and ending on the Closing Date.

                                  ARTICLE VIII

                   COVENANTS OF PURCHASER PENDING THE CLOSING

               Purchaser covenants and agrees that, from the date of this Agreement to and including the Closing, it will take, or refrain from taking, the following actions:

               8.01 REPRESENTATION AND WARRANTIES. Purchaser shall give notice to Sellers promptly upon the occurrence of, or upon becoming aware of the impending or threatened occurrence of, any event that would cause or constitute a material breach of any of the representations and warranties of Purchaser in this Agreement.

               8.02 APPLICATION FOR COMMISSION CONSENT. Within ten (10) days after execution of this Agreement, Purchaser shall prepare and file an appropriate Application with the FCC requesting its written consent to the transfer of control of the FCC Licenses from the Sellers to Purchaser. Purchaser will diligently take, or cooperate in the taking of, all steps necessary and appropriate to expedite the preparation of the Application and its prosecution to a favorable conclusion. Purchaser will promptly provide the Partnership with a copy of any pleading, order, or other document served on it relating to the Application. Purchaser will use its best efforts and otherwise cooperate with the Partnership in responding to any information requested by the FCC related to the Application or this Agreement, in making any amendment to this Agreement requested by the FCC which does not adversely affect Purchaser in a material manner, and in defending against any petition, complaint, and other objection which may be filed against the Application. The FCC filing fees shall be paid by Purchaser.

               8.03 CONFIDENTIAL INFORMATION. If the transactions contemplated in this Agreement are not consummated for any reason, Purchaser shall not disclose to third parties any information designated as confidential and received from Sellers or the Partnership or its agents in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that no information shall be deemed to be confidential that (a) become publicly known or available other than through disclosure by Purchaser; (b) is rightfully received by Purchaser from a third party; or (c) is independently developed by Purchaser. All originals of material provided by the Partnership and Sellers to Purchaser or its agents shall be returned to the Partnership and Sellers and all copies thereof destroyed.

               8.04 CONSUMMATION OF AGREEMENT. Purchaser shall make every reasonable effort to fulfill all conditions to be fulfilled by Purchaser under this Agreement and make every reasonable effort to cause the transactions contemplated by this Agreement to be fully carried out.

               8.05 NOTICE OF PROCEEDINGS. Purchaser will promptly (and in any event within five (5) business days) notify Sellers upon becoming aware of any actual or threatened claim, dispute, arbitration, litigation, complaint, judgment, order, decree, action or proceeding relating to Purchaser, the Station, the Station Assets, or the consummation of this Agreement or any transaction contemplated herein.



                                   ARTICLE IX

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

               The obligations of Purchaser to consummate the transactions provided for herein are, at the option of Purchaser, subject to the satisfaction of the following conditions on or prior to the Closing Date:

               9.01 COMPLIANCE BY SELLERS AND THE PARTNERSHIP. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Sellers or the Partnership on or before the Closing Date shall have been complied with and performed in all material respects.

               9.02 REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE PARTNERSHIP. The representations and warranties of Sellers and the Partnership contained herein and in the Schedules, statements and documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of that date, and Purchaser shall have received a certificate to such effect dated the Closing Date signed by the Sellers and the Partnership.

               9.03 LITIGATION. No litigation shall be pending or threatened before any court, governmental agency, bureau, board or other authority seeking to enjoin the consummation of this Agreement or seeking damages or other relief pursuant to any material claim not disclosed herein or in the Schedules delivered pursuant hereto on the date of this Agreement.

               9.04 HART-SCOTT-RODINO FILING. All requirements, if any, imposed with respect to the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C.A. ss.18a, shall have been satisfied and the applicable waiting period under such Act shall have expired by or prior to the Closing Date.

               9.05 FCC CONSENT. The FCC shall have (a) approved the Partnership's 1997 license renewal application without modification, and (b) given all requisite consent to the acquisition of control of the Partnership by Purchaser as provided in this Agreement, and such approval shall have become a Final Order (subject to waiver of such final order requirement in the sole discretion of Purchaser).

               9.06 PARTNERSHIP FREE OF DEBT. The Partnership, the Station Assets and all other property of the Partnership shall be free and clear of any and all liens, debts, charges, judgments, security interests and other encumbrances of any nature or kind except those specifically permitted under this Agreement including debt and liabilities incurred in connection with the Tower Project.

               9.07 DELIVERIES OF SELLER AT THE CLOSING. Sellers shall have delivered or caused to be delivered to Purchaser at the Closing the following items:

                     (a) valid assignments of the Partnership Interests to Purchaser;

                     (b) the books and records of the Partnership referred to in
Section 5.25;

                     (c) certificates of good standing for the Partnership from the State of Florida and the State of Tennessee dated no less than thirty (30) days prior to the Closing Date;

                     (d) the certificates referred to in Section 9.02 hereof;

                     (e)  a  certificate   of  the  General   Partner  that  all
liabilities of the Partnership have been satisfied (except for Tower Project costs described in Schedule 3.01);

                     (f) the results of a UCC, lien and docket search regarding the Partnership and Station Assets in Florida and Tennessee;

                     (g) one or more opinions of Sellers' counsel and/or special counsel in substantially the form annexed hereto as Exhibit B (see Exhibit B as to which party pays for the legal opinions); and

                     (h) the third party consents of any party required to enable Purchaser to assume any material contracts or Real Estate Leases or other items included in the Station Assets.

        9.08 PERMITS AND APPROVALS. The Partnership shall have obtained all material permits and approvals from governmental authorities necessary for the operation of the Station as currently conducted and for the construction of the tower as currently proposed.

                                    ARTICLE X

                      CONDITIONS TO OBLIGATIONS OF SELLERS

               The obligation of Sellers to consummate the transactions provided for herein is subject to the satisfaction of the following conditions on or prior to the Closing Date:

               10.01 COMPLIANCE BY PURCHASER. All the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been complied with and performed in all material respects.

               10.02 REPRESENTATIONS AND WARRANTIES OF PURCHASER. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and Purchaser shall have furnished to Sellers a certificate to such effect dated the Closing Date signed by the Managing Member of Purchaser.

               10.03 FCC CONSENT. The FCC shall have (a) approved the Partnership's 1997 license renewal application without modification or any condition materially adverse to Purchaser, and (b) given all requisite consent to the acquisition of control of the Partnership by Purchaser as provided in this Agreement, and such approval shall have become a Final Order (subject to waiver of such final order requirement in the sole discretion of Purchaser).

               10.04 RELEASE FROM TOWER PROJECT LIABILITIES. The General Partner and the Sellers shall have received releases from appropriate contractors, subcontractors and vendors of all liabilities and obligations associated with the Tower Project.

               10.05 DELIVERIES BY PURCHASER ON THE CLOSING DATE. Purchaser shall have delivered or caused to be delivered to Sellers at Closing the following items:

                     (a) the Purchase Price (less the Post-Closing Escrow Deposit and the adjustments specified herein);

                     (b) the certificate set forth in Section 10.02;

                     (c) certificates of good standing from the State of Tennessee; and

                     (d) an opinion of Purchaser's counsel in substantially the form annexed hereto as Exhibit C.

                                   ARTICLE XI

                                   TERMINATION

               11.01 RIGHT OF TERMINATION. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the Closing Date:

                     (a) by the mutual consent of Purchaser and Sellers (acting unanimously).

                     (b) by Purchaser in the event that the conditions set forth in Article IX of this Agreement shall not have been satisfied or waived within 270 days of the date of this Agreement or such later date as shall be agreed upon by Purchaser and Sellers (acting unanimously);

                     (c) by Sellers (acting unanimously) in the event that the conditions set forth in Article X of this Agreement shall not have been satisfied or waived within 270 days from the date of this Agreement or such later date as shall be agreed upon by Purchaser and Sellers (acting unanimously);

                     (d) by either Purchaser or Sellers if the FCC denies the Application in an order which has become a Final Order; or

                     (e) by either Purchaser or Sellers (acting unanimously) if any action or proceeding before any court or other governmental body or agency shall have been instituted in good faith by an unrelated third party (i) to restrain, modify, or prohibit the transactions contemplated by this Agreement;
(ii) to recover damages from Purchaser, the Partnership or Sellers if such action or proceeding could result in the imposition of a material liability against or affecting the business or properties of Purchaser, the Partnership or Sellers in the reasonable opinion of the party seeking to terminate this Agreement, or (iii) to require Purchaser, Partnership or Sellers to take any action that would have a material and adverse effect on the business or properties of Purchaser, the Partnership or Sellers in the reasonable opinion of the party seeking to terminate this Agreement unless either Purchaser, the Partnership or Sellers causes such action or proceeding to be dismissed within sixty (60) days after it is filed.

               11.02 NOTICE OF TERMINATION. Notice of termination of this Agreement, as provided for in this Article XI, shall be given by the parties so terminating to the other parties hereto in accordance with the provisions of
Section 14.07 of this Agreement.

               11.03 EFFECT OF TERMINATION. In the event that this Agreement is terminated pursuant to Section 11.01, except for the confidentiality provisions of Sections 7.07 and 8.03, which shall remain in full force and effect, this Agreement shall become void and of no further force and effect, without any liability on the part of any of the parties hereto, and the Escrow Agent shall return the Escrow Deposit to Purchaser. Notwithstanding the foregoing sentence, if the Closing does not occur and the non-occurrence of the Closing is the result of a material breach by Purchaser of its obligations under this Agreement, and neither the Partnership nor the Sellers have materially breached their obligations under this Agreement, the Escrow Agent shall disburse the Escrow Deposit to the Sellers as liquidated damages resulting to Sellers from such default. Receipt of the Escrow Deposit by Sellers shall be the exclusive remedy that any of the Sellers or the Partnership may otherwise have as a result of Purchaser's breach. If the non-occurrence of the Closing is not the result of a material breach by Purchaser of its obligations under this

Agreement, or if the Partnership or the Sellers have materially breached their obligations under this Agreement, the Escrow Agent shall return the Escrow Deposit to Purchaser. Accrued interest on the Escrow Deposit shall at all times belong to and be paid to Purchaser.

               11.04 RISK OF LOSS. If the Station Assets are materially damaged by wind, fire or other casualty prior to the Closing, the Partnership shall use its best efforts to restore or replace such damaged property prior to the Closing. If such damaged property is not restored or replaced prior to the Closing, the transactions contemplated by this Agreement shall be consummated subject to reduction of the Purchase Price to reflect the cost of repair or replacement of the damaged asset. The Purchaser and the General Partner (on behalf of the Sellers) shall negotiate in good faith to arrive at a mutually acceptable adjustment to the Purchase Price. If Purchaser and the General Partner are unable to agree upon the amount of such adjustment, the matter shall be referred to arbitration pursuant to Section 14.02 of this Agreement.

               11.05 SPECIFIC PERFORMANCE. The General Partner, Partnership and the Sellers hereby acknowledge that the Station, FCC licenses and Station Assets are unique assets not readily available on the open market and that money damages would be incalculable and inadequate to compensate Purchaser for any material breach by any of them of their obligations hereunder. Therefore, if the parties hereto fail to consummate this

Agreement due to any material breach by the General Partner, the Partnership, or Sellers of any representation, warranty, covenant, condition, or obligation hereunder, and the Purchaser has not materially breached any representation, warranty, covenant, condition, or obligation hereunder, Purchaser shall be entitled to specific performance of the terms of this Agreement and of Sellers' obligation to consummate the transaction contemplated hereby, in which event the General Partner, Partnership and Sellers waive any defense that Purchaser has an adequate remedy at law.

               11.06 ASSUMPTION OF PURCHASER'S LEASES IN CERTAIN EVENTS. The parties acknowledge that, in anticipation of the Closing, Purchaser may enter into certain leases for real or personal property in connection with the operation of the Station after the Closing. If the parties fail to consummate this Agreement due to any material breach by the General Partner, the Partnership or Sellers of any representation, warranty, covenant, condition or obligation hereunder, and Purchaser has not materially breached any representation, warranty, covenant, condition or obligation hereunder, the Partnership shall assume Purchaser's obligations under all of such leases that are reasonably related to the operation of the Station.


                                   ARTICLE XII

                                 INDEMNIFICATION

               12.01 SELLERS' AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Article XII, each Seller severally

(and not jointly) agrees to indemnify, defend and hold Purchaser harmless, but only in proportion to his, her or its pro rata share of Partnership Interests as set forth in Schedule 3.02, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, reasonable attorneys' fees and expenses (collectively "Claim" or "Claims"), asserted against, imposed upon or incurred by Purchaser by reason of or resulting from (a) a breach of any representation or warranty of Sellers or the Partnership contained in or made pursuant to this Agreement, or (b) a breach of any covenant or agreement of Sellers or the Partnership contained in or made pursuant to this Agreement, or (c) any Undisclosed Liability, or (d) any FCC imposed forfeitures relating to actions or inactions by the Partnership or the General Partner prior to the Closing; provided, however, Sellers shall not be required to indemnify Purchaser with respect to any Claim based upon the breach of any warranty, representation, covenant or agreement contained in or made pursuant to this Agreement unless the amount of such Claim, when aggregated with all other such Claims, shall exceed $50,000, but then such indemnification shall be to the full extent of the Claim.

               12.02 PURCHASER'S AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Article XII, Purchaser agrees to indemnify, defend and hold each Seller harmless from and against all Claims asserted against, imposed upon or incurred by such

Seller by reason of or resulting from (a) a breach of any representation or warranty of Purchaser contained in or made pursuant to this Agreement, or (b) a breach of any covenant or agreement of Purchaser contained in or made pursuant to this Agreement, or (c) any Claim arising out of the operation of the Station after the Closing.

               12.03 CONDITIONS OF THIRD PARTY INDEMNIFICATION. The obligations and liabilities of any party hereunder with respect to Claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

               (a) The party seeking indemnification (the "Indemnified Party") shall give the party from whom it asserts indemnification (the "Indemnifying Party") timely notice of any such Claim after the Indemnified Party receives notice thereof (and in no event less than thirty (30) days after the Indemnified Party receives such notice), and the Indemnifying Party will undertake the defense thereof by representatives of its, his or her own choosing. All costs and expense of such defense (including fees of counsel), and any settlement resulting from the defense of any Claim by the Indemnifying Party, shall be paid for by the Indemnifying Party; provided, that in no event may the Indemnifying Party settle any such Claim without the Indemnified Party's consent if the settlement fails to include a full release of the Indemnified Party from any and all liability and a payment of any and all loss incurred by the Indemnified Party under the Claim.

               (b) In the event that the Indemnifying Party, within a reasonable time after receipt of notice of any such Claim, but in no event more than thirty
(30) days after receipt of such notice, fails to defend, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

               (c) In the event so requested by the Indemnifying Party, the Indemnified Party shall use its best efforts to make available all information and assistance reasonably required in the defense by the Indemnifying Party of a Claim.

               12.04 TAX BENEFITS. In the event a Claim hereunder results in a tax benefit to the Indemnified Party, the Indemnifying Party shall be entitled to a credit against any liability thereunder in the amount by which federal and state income taxes of the Indemnified Party shall be reduced by reason of any deduction allowed the Indemnified Party for any payment, settlement or satisfaction of such Claim.

               12.05 LIMITATIONS ON SURVIVAL. An Indemnifying Party's obligation to indemnify an Indemnified Party as provided in this Article XII is subject to the condition that the Indemnifying Party shall have received written notice of the Claim for which indemnity is sought within two (2) years after the Closing Date.

               12.06 BROKERS' AND FINDERS' FEES. Each Seller, the Partnership and the Purchaser severally agree that each of them is solely responsible for the payment of brokers' or finders' fees payable to any person retained by any Seller, the Partnership or Purchaser, respectively, in connection with the transactions contemplated by this Agreement, and each will indemnify the others with respect thereto.

               12.07 LIMITATION OF SELLERS' LIABILITY. Notwithstanding anything to the contrary herein contained, except for Claims resulting from fraud by a Seller or the Partnership and except for Claims resulting from a breach of Sections 5.04, 5.17 and 5.26, and of this Agreement, (a) the liability of Sellers to Purchaser under Article 12.01 hereof shall not exceed the Post-Closing Escrow Deposit (as defined in Section 3.05), and (b) the sole source of indemnification from Sellers to Purchaser under this Article XII shall be the Post-Closing Escrow Deposit. The liability of any Seller to Purchaser for Claims resulting from fraud by a Seller or the Partnership and for Claims resulting from a breach of Sections 5.04, 5.17 and 5.26 shall not exceed such Seller's pro rata share of the Purchase Price.

               12.08 REMEDIES EXCLUSIVE. The remedies provided in this Article XII constitute the sole and exclusive remedies for recoveries by one party against another party with respect to any breach of the representations, warranties, covenants and agreements set forth in this Agreement; provided, however, that the foregoing shall not limit the right of Purchaser to specifically enforce Sellers' performance under this Agreement.

                                  ARTICLE XIII

                              ADDITIONAL COVENANTS

        13.01 LOANS TO PARTNERSHIP BY PURCHASER AND ESCROW AGENT. (a) To assist the Partnership with the construction of the Tower Project, the Escrow Agent shall loan the Escrow Deposit to the Partnership and Purchaser shall loan to the Partnership such additional funds as are reasonably needed to complete the Tower Project (collectively the "Tower Project Loans") from the date hereof and the Closing Date. Except as otherwise agreed by the General Partner, acting on behalf of the Sellers, and Purchaser, the funds to be loaned by Purchaser shall not exceed an amount equal to (i) the budget for the Tower Project set forth in
Schedule 3.01, less (ii) the Escrow Deposit plus $500,000. As an illustration, if the budget for the Tower Project is $2,800,000, Purchaser need not loan the Partnership more than $1,640,000 ($2,800,000 less $660,000 less $500,000).
Notwithstanding anything to the contrary in this Section 13.01, neither the Escrow Agent nor Purchaser shall make any Tower Project Loans in excess of amounts obligated in executed contracts set forth in Schedule 3.01 unless (i)
the loan amount is properly supported by an invoice and (ii) the invoice receives the prior written approval of the Purchaser Representative appointed pursuant to Section 13.02 of this Agreement. Each Tower Project Loan shall be evidenced by a promissory note to the Escrow Agent in the form attached hereto as Exhibit D (the "Escrow Agent Note") and a promissory note to Purchaser in the form attached hereto as Exhibit E (the "Purchaser Note"). The Escrow Agent Note and the Purchaser Note (collectively the "Tower Project Notes") shall be secured by a lien on the Tower Project, the Real Estate Leases, the Partnership Interests and the Station Assets, subject only to the Partnership pledge described in Schedule 4.01, the lien of Premier Bank, Tallahassee, Florida, and any lien imposed by a contractor or vendor of the Tower Project. The Tower Project Notes shall bear interest at the rate of eight and one-quarter percent (8.25%) per annum. The Tower Project Notes shall be due and payable upon the earlier of (a) the Closing, or (b) the termination of this Agreement pursuant to Article XI; provided that, upon the assignment of the Partnership Interests to Purchaser at the Closing, the Tower Project Notes (including principal and accrued interest) shall be cancelled and marked satisfied and the principal and accrued interest shall be considered part of the costs of the Tower Project assumed by Purchaser.

        (b) To assist the Partnership's construction of the Station, Purchaser may, with the prior written approval of the Partnership, enter into leases and other arrangements for the construction of the Station; provided, that if this Agreement is not consummated for any reason other than a material default by
Purchaser,   the   Partnership   shall  accept  an   assignment  of  and
assume responsibility for any such lease or other arrangement that was previously approved in writing by the Partnership.

        13.02 PURCHASER REPRESENTATIVE. The Purchaser shall appoint an individual (the "Purchaser Representative") to consult with and advise the Partnership on behalf of the Purchaser with respect to the Tower Project. The Partnership shall furnish the Purchaser Representative with copies of plans, proposals and invoices related to the Tower Project and shall permit the Purchaser Representative to inspect the construction of the Tower Project and participate in discussions with contractors, subcontractors and vendors. Notwithstanding the foregoing provisions of this Section 13.02, the Partnership shall have the final decision with respect to the construction of the Tower Project. In no event shall Purchaser or the Purchaser's Representative be entitled to make decisions for the Partnership with respect to the Tower Project or to otherwise exercise any control over Station finances, personnel, and programming.

                                   ARTICLE XIV

                                  MISCELLANEOUS

               14.01 SURVIVAL OF REPRESENTATIONS. All statements contained in any Schedule, document, certificate or other instrument delivered by or on behalf of Purchaser, the Partnership or Sellers pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties hereunder by Purchaser, the Partnership or Sellers, as the case may be. The representations, warranties and agreements made by Purchaser, the Partnership and Sellers herein shall survive consummation of the transactions contemplated hereby, subject to the conditions and limitations of Article XII.

               14.02 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Knoxville, Tennessee in accordance with the Rules of Commercial Arbitration of the American Arbitration Association, and any decision or award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration tribunal shall consist of three arbitrators, of whom one shall be nominated by Purchaser, one shall be nominated by the Sellers (acting unanimously), and the third, who shall serve as Chairman, shall be chosen by the two party-nominated arbitrators, or, in the event the party-nominated arbitrators are unable to designate the third arbitrator, by the American Arbitration Association. Any party to this Agreement is authorized to initiate arbitration by providing written notice of arbitration to the Administrator of the American Arbitration Association and to the party or parties against whom a claim is being made. Arbitrators shall be selected by the parties within ten (10) days after such notice. The award of the arbitrators shall be final and binding. The parties waive any right to appeal the award, to the extent a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance: (a) to compel arbitration;

(b) to obtain interim measure of protection pending arbitration; and (c) to enforce any decision of the arbitrators, including the final award. If any arbitration or other formal legal proceeding is instituted by any party to enforce rights under this Agreement (including a lawsuit to compel arbitration), the prevailing party shall be reimbursed by the other party or parties for all reasonable expenses incurred thereby, including reasonable attorneys' fees.

               14.03 ASSIGNMENT. This Agreement shall not be assignable by any of the parties hereto without the written consent of the other.

               14.04  CONSTRUCTION.   This  Agreement  shall  be  construed  and
enforced in accordance with the laws of the State of Florida.

               14.05 AMENDMENT. This Agreement may not be amended, supplemented or interpreted except by a written instrument executed by all parties hereto.

               14.06 EXPENSES. Except as otherwise provided herein, each party hereto shall pay its, his or her own expenses incident to this Agreement and the transactions contemplated hereby, including all fees and expenses of their counsel, whether or not such transactions shall be consummated.

               14.07 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have duly been given if hand-delivered, if sent by facsimile (with written confirmation of receipt), if mailed, by United States certified or registered mail, postage prepaid, or if sent by overnight courier, charges prepaid, to the parties or their assignees at the following addresses, (or at such other addresses as shall be given in writing by the parties to one another):

               Purchaser:           Douglas Gealy, Managing Member
                                    Acme Television Licenses of Tennessee, LLC
                                    7125 Bluffstream Ct.
                                    Columbus, OH  43235



               With copy to:        Lewis J. Paper
                                    Dickstein, Shapiro, Morin & Oshinsky, LLP
                                    2101 L Street, N.W.
                                    Washington, DC 20037

               Partnership:         c/o C.W. TV, Inc.
                                    3110 Capital Circle, N.E.
                                    Tallahassee, FL 32308

               Sellers:             To the addresses set forth
                                    on the signature pages hereof

               With copy to:        Alexander & Vann, LLP
                                    P. O. Box 1479
                                    Thomasville, GA 31799
                                    Attn:  David E. Wilder

               14.08 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               14.09 ENTIRE AGREEMENT.  This Agreement,  the Exhibits hereto and the certificates, Schedules and other documents delivered pursuant hereto or incorporated by reference herein, contain the entire agreement between the parties hereto concerning the transaction contemplated herein and supersede all prior and contemporaneous agreements or understandings between the parties hereto relating to the subject matter hereof. No oral representation, agreement or understanding made by any party hereto shall be valid or binding upon such party or any other party hereto.

               14.10 ADDITIONAL DOCUMENTS. The Parties hereto will at any time after the date hereof sign, execute, and deliver, or cause others so to do, all such powers of attorney, deeds, assignments, documents and instruments and do or cause to be done all such other acts and things as may be reasonably necessary or proper to carry out the transactions contemplated by this Agreement.

               14.11 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

               14.12  CAPTIONS  AND  SECTION  HEADINGS.   Captions  and  section
headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

               14.13 KNOWLEDGE OF PARTNERSHIP. For purposes of this Agreement, "knowledge" or "awareness" of the Partnership means those facts known to the General Partner, or to Dennis O. Boyle.

               14.14 DISCLOSURE. Disclosure by the Partnership or a Seller in one Schedule to this Agreement shall be deemed disclosed for purposes of any other Schedule.

               14.15 PRESS RELEASE. Purchaser and the Sellers (acting unanimously) shall jointly prepare and determine the timing of any press release or other announcements to the public or the news media relating to the execution of this Agreement. No party hereto shall issue any press release or make any other public announcement relating to the transactions contemplated by this Agreement without the prior consent of both Purchaser and the Partnership, except that any party may make any disclosure required to be made by it under applicable law (including applicable FCC regulations, federal or state securities laws and the regulations of securities markets) if such party determines in good faith that it is appropriate to do so, gives prior notice thereof to the other parties hereto and consults with the other parties hereto regarding the contents of such disclosure.

               14.16 PURCHASER. For purposes of this Agreement, (a) Sellers and the Partnership may rely upon any notice or direction given by either ATLT or ATT as if such notice or direction were given by Purchaser, and (b) any notice given by the Partnership or Sellers or any delivery made by the Partnership or Sellers to either ATLT or ATT shall be deemed given or made to Purchaser.

               14.17 ENVIRONMENTAL AUDIT. Purchaser may obtain, at its expense, a Phase 1 environmental audit of the Station Assets within twenty (20) days after the execution of this Agreement. The Partnership shall be responsible for curing or remediating any noncompliance with any Environmental Laws disclosed by such audit prior to the Closing; provided, that (a) the Partnership may refuse to expend any amount in excess of $50,000 for any such cure or remediation, and
(b) in the event
the Partnership refuses to expend any amount in excess of $50,000, Purchaser may, at its option and within five (5) days after notice of such refusal, terminate this Agreement by giving notice to the Partnership and Sellers without further liability to any party. Purchaser shall provide the Partnership and Sellers with a copy of any environmental audit conducted pursuant to this section within five (5) business days after receipt of such report, and the Partership and Sellers shall have ten (10) business days after receipt of the report to advise Purchaser whether any cure or remediation recommended by the report would exceed $50,000 and, if so, whether the Partnership and/or Sellers are prepared to pay any amount in excess of $50,000.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      PURCHASER:


                                      ACME TELEVISION LICENSES OF
                                      TENNESSEE, LLC, a Tennessee limited
                                      liability company



                                      By:/s/Douglas E. Gealy
                                         --------------------------------
                                         Douglas E. Gealy
                                         Managing Member



                                      ACME TELEVISION OF
                                      TENNESSEE, LLC, a Tennessee
                                      limited liability company



                                      By:/s/Douglas E. Gealy
                                         --------------------------------
                                         Douglas E. Gealy
                                         Managing Member







                             {SIGNATURES CONTINUED}

                                      SELLERS:



                                      C.W. TV, Inc.,
                                      a Florida corporation



                                      By:/s/Cynthia P. Willis
                                         --------------------------------
                                         Cynthia P. Willis, President



                                      /s/Laura L. Phipps
                                      --------------------------------
                                      Laura L. Phipps

                                      Address:   3110 Capital Circle, N.E.
                                                 Tallahassee, FL 32308



                                      /s/Nancy P. Phipps
                                      --------------------------------
                                      Nancy P. Phipps

                                      Address:   3110 Capital Circle, N.E.
                                                 Tallahassee, FL 32308



                                      /s/Jennifer P. Mitchell
                                      --------------------------------
                                      Jennifer P. Mitchell

                                      Address:   3110 Capital Circle, N.E.
                                                 Tallahassee, FL 32308



                                      /s/Lisa P. Richardson
                                      --------------------------------
                                      Lisa P. Richardson

                                      Address:   3110 Capital Circle, N.E.
                                                 Tallahassee, FL 32308

                                      /s/Gavin B. S. Phipps
                                      --------------------------------
                                      Gavin B. S. Phipps

                                      Address:   3110 Capital Circle, N.E.
                                                 Tallahassee, FL 32308



                                      /s/Colin S. Phipps
                                      --------------------------------
                                      Colin S. Phipps, Custodian
                                      for Keegan S. Phipps, a minor

                                      Address:   3110 Capital Circle, N.E.
                                                 Tallahassee, FL 32308









                             {SIGNATURES CONTINUED}

                                      /s/Ian J. Phipps
                                      --------------------------------
                                      Ian J. Phipps

                                      Address:   3110 Capital Circle, N.E.
                                                 Tallahassee, Fl 32308



                                      THE COSBY TRUST U/A DATED 10/18/95



                                       By:/s/Raymond E. Lacy
                                          --------------------------------
                                          Raymond E. Lacy, Trustee


                                          Address:   Suite 1000
                                                     800 S. Gay St.
                                                     Knoxville, TN 37929



                                      THE TAYLOR TRUST U/A DATED 10/18/95



                                      By:/s/Raymond E. Lacy
                                         --------------------------------
                                         Raymond E. Lacy, Trustee

                                         Address:   Suite 1000
                                                    800 S. Gay St.
                                                    Knoxville, TN 37929



                                      RYAN DENNIS BOYLE IRREVOCABLE
                                      TRUST U/A DATED JANUARY 18, 1996



                                       By:/s/Dennis O. Boyle
                                          --------------------------------
                                          Dennis O. Boyle, Trustee

                                          Address:   3078 Shamrock North
                                                     Tallahassee, FL 32308



                                      ELIZABETH ANN BOYLE IRREVOCABLE
                                      TRUST U/A DATED JANUARY 18, 1996



                                      By:/s/Dennis O. Boyle
                                         Dennis O. Boyle, Trustee

                                         Address:   3078 Shamrock North
                                                    Tallahassee, FL 32308

                             {SIGNATURES CONTINUED}


                                      RANDALL B. LANE IRREVOCABLE
                                      TRUST U/A DATED JANUARY 18, 1996



                                      By:/s/W. H. Lane
                                         --------------------------------
                                         W. H. Lane, Trustee

                                         Address:   3919 Lakeview Dr.
                                                    Tallahassee, FL 32310



                                      SUZANNE R. LANE IRREVOCABLE
                                      TRUST U/A DATED JANUARY 18, 1996



                                      By:/s/W. H. Lane
                                         --------------------------------
                                         W. H. Lane, Trustee

                                         Address:   3919 Lakeview Dr.
                                                    Tallahassee, FL 32310



                                      PARTNERSHIP:

                                      CROSSVILLE TV LIMITED PARTNERSHIP

                                      By:  C.W. TV, INC., General Partner



                                      By:/s/Cynthia P. Willis
                                         --------------------------------
                                         Cynthia P. Willis, President

      The following pages contain a list of Exhibits and Schedules which have been intentionally omitted by the Registrants.

     A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

                         LIST OF EXHIBITS AND SCHEDULES

                                   Page 1 of 2



Exhibit A             -      ESCROW AGREEMENT

Exhibit B             -      SELLER'S COUNSEL OPINION

Exhibit C             -      PURCHASER'S COUNSEL OPINION

Exhibit D             -      ESCROW AGENT NOTE

Exhibit E             -      PURCHASER NOTE

Schedule 3.01         -      TOWER PROJECT

Schedule 3.02         -      LIST OF SELLERS AND PARTNERSHIP
                             INTERESTS

Schedule 4.01         -      LIENS ON PARTNERSHIP INTERESTS

Schedule 5.01         -      PARTNERSHIP AGREEMENT

Schedule 5.03         -      FINANCIAL STATEMENTS

Schedule 5.05(a)      -      PERSONAL PROPERTY

Schedule 5.05(b)      -      OPERATING LEASES

Schedule 5.06(b)      -      REAL ESTATE LEASES

Schedule 5.07         -      PATENTS

Schedule 5.08         -      INSURANCE

Schedule 5.10         -      LITIGATION

Schedule 5.11         -      COMPLIANCE WITH LAWS

Schedule 5.13         -      CONTRACTS

Schedule 5.14         -      DESIGNATION OF PARTNERSHIP ADMINISTRATOR

Schedule 5.16         -      BANK ACCOUNTS

Schedule 5.17         -      GOVERNMENTAL AUTHORIZATIONS

                            (INCLUDING FCC LICENSES)

                         LIST OF EXHIBITS AND SCHEDULES


                                   Page 2 of 2



Schedule 5.18         -      ENVIRONMENTAL

Schedule 5.22         -      CABLE CARRIAGE

Schedule 5.23         -      TRADE, BARTER AND SALES AGREEMENTS

Schedule 5.24         -      CERTAIN INTERESTS AND RELATED PARTIES

Schedule 5.25         -      PARTNERSHIP BOOKS AND RECORDS

Schedule 5.27         -      PROGRAMMING AGREEMENTS

Schedule 5.28         -      STATION ASSETS